Exhibit 10.1

March 31, 2020

Immuno-Oncology Clinic, Inc.

2040 E. Mariposa Avenue

El Segundo California 90245

Ladies and Gentlemen:

Reference is made to that certain letter agreement made effective as of July 1, 2019 by and between Immuno-Oncology Clinic, Inc. (the “Clinic”) and NantKwest, Inc. (“Nant”) (the “Letter Agreement”). Tara Seery, MD and Chaitali Nangia, MD (together, “Investigators”), while not parties hereto, are nevertheless executing this Amendment to the Letter Agreement (the “Amendment”) to acknowledge that they have read and understood this Amendment in its entirety and agree to comply with the terms and conditions hereof.

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 2(a) of the Letter Agreement is deleted in its entirety and replaced with the below:

(a)Payment of Research Fee.  In consideration of the Services to be performed, Nant hereby agrees to pay to the Clinic during the Initial Term (as defined below) a research fee (the “Research Fee”) of up to Seven Million Five Hundred Thousand Dollars ($7,500,000), payable as follows: (i) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) shall be paid as soon as practicable but in any event no later than ten (10) business days of the Effective Date; (ii) One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) shall be due and payable on October 1, 2019; and (iii) a conditional payment of One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) shall be due and payable on the later of (x) January 1, 2020 and (y) such time, if any, that the payments made pursuant to Sections 2(a)(i) and 2(a)(ii) hereunder have been earned by the Clinic through the performance of Services. The parties acknowledge and agree that, to the extent the fair market value of Services performed by the Clinic during the Initial Term is less than the amounts paid by Nant pursuant to Sections 2(a)(i) and 2(a)(ii) hereunder, then Nant shall have no further payment obligation.

2.	All capitalized terms used herein and not defined shall have the same meaning as such capitalized terms in the Letter Agreement.

3.	If there are any conflicts between the Letter Agreement and this Amendment, this Amendment shall be controlling.

[SIGNATURE PAGE TO FOLLOW]

Please kindly countersign below to confirm your agreement with the foregoing terms and conditions.

Sincerely,

NantKwest, Inc.

By:	/s/ Steven C. Yang
Name:	Steven Yang
Title:	General Counsel

ACKNOWLEDGED AND AGREED:

Immuno-Oncology Clinic, Inc.

By:	/s/ Leonard Sender
Name:	Leonard Sender
Title:	President

INVESTIGATORS:

Tara Seery, M.D.	Chaitali Nangia, M.D.

/s/ Tara Seery	/s/ Chaitali Nangia
Signature	Signature

2